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                                FOLEY & LARDNER
                              POST OFFICE BOX 240
                       JACKSONVILLE, FLORIDA 32201-0240
                            THE GREENLEAF BUILDING
                          200 LAURA STREET 32202-3527
                           TELEPHONE (904) 359-2000
                           FACSIMILE (904) 359-8700

                                                                       EXHIBIT 8

                                 July 10, 1997



Regency Realty Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida  32202

     Re:  Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-3 (the "462(b) Registration Statement") of Regency Realty Corporation (the "Company") being filed pursuant to Section 462(b) under the Securities Act of 1933, as amended, for the registration of $ 13,794,425 of Common Stock, par value $0.01, and Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-2546) being amended thereby (the "Original Registration Statement") under which there remains unsold $117,823,075 of Common Stock. The Original Registration Statement and the 462(b) Registration Statement, as amended or supplemented, are referred to hereinafter as the "Registration Statement." Defined terms used herein shall have the same meanings given to them as in the Registration Statement.

     As counsel for the Company, we have reviewed and are familiar with the following:

     (a) Amended and Restated Articles of Incorporation of the Company as amended to date and filed in the Office of the Secretary of State of Florida;

     (b)  Bylaws of the Company; and

     (c)  The partnership agreement for each of the Property Partnerships; and

     (d) Such other documents, Company records, and matters of law as we deemed to be pertinent.

     We have assumed that the documents that we reviewed were duly executed and true and correct copies of such documents as in effect on the date of such review. We have also relied upon the representations of J. Christian Leavitt set forth in the Officer's Certificate executed by him on the date
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Regency Realty Corporation
July 10, 1997
Page 2


of this opinion. We are unaware of any facts or circumstances that are contrary or inconsistent with any representations and assumptions relied upon by us in rendering this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

     2. Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code, and your method of operation enables you to continue to meet the requirements for taxation as a real estate investment trust under the Code.

     3.   The Property Partnerships qualify for federal income tax purposes as
(i) partnerships, (ii) "qualified REIT subsidiaries" within the meaning of
Section 856(i) of the Code or (iii) entities that may be disregarded as entities separate from their owners under Treas. Reg. (S) 301.7701-3, and consequently the Company will be deemed to directly own the assets (or its proportionate share of the assets) of the Property Partnerships pursuant to Sections 856 and 7701(a)(2)-(3) of the Code, the regulations promulgated thereunder and case law.

     4. The statements of federal income tax matters and consequences described under "Federal Income Tax Considerations" in the Registration Statement are correct.

     5. The statement regarding the assets of the Company not being "plan assets" set forth under "ERISA Considerations" in the Registration Statement is correct.

     This opinion is based upon various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters," "Federal Income Tax Considerations" and "ERISA Considerations" in the Prospectus. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                    FOLEY & LARDNER


                                    By:/s/ Linda Y. Kelso
                                       --------------------------
                                         Linda Y. Kelso